Exhibit 99.1

For Immediate Release	Contacts:	News Media Lisa Marie Bongiovanni 310-252-3524 LisaMarie.Bongiovanni@mattel.com	Securities Analysts Dianne Douglas 310-252-2703 Dianne.Douglas@mattel.com

MATTEL REPORTS FIRST QUARTER 2010 FINANCIAL RESULTS

First Quarter Highlights

•	Worldwide net sales up 12 percent;

•	Domestic gross sales up 12 percent and international gross sales up 12 percent;

•	Worldwide gross sales for core brands: Barbie® up 5 percent; Hot Wheels® up 9 percent; Core Fisher-Price® up 5 percent and American Girl® brands up 6 percent;

•	Gross margin increased 510 basis points of net sales; SG&A decreased 720 basis points of net sales;

•	Operating income of $45.2 million compared to operating loss of $55.2 million in the first quarter of 2009; and

•	Earnings per share of $0.07 vs. prior year loss per share of $0.14.

EL SEGUNDO, Calif., April 16, 2010 – Mattel, Inc. (NASDAQ: MAT) today reported 2010 first quarter financial results. For the quarter, the company reported net income of $24.8 million, or $0.07 per share, compared to last year’s first quarter net loss of $51.0 million, or $0.14 per share.

“I am pleased with the performance across our portfolio of brands, including our core brands and our licensed evergreen brands, especially our newest properties World Wrestling Entertainment, Thomas and Friends, and Toy Story,” said Robert A. Eckert, chairman and chief executive officer of Mattel. “I am also pleased with our continued success in identifying and executing programs that are generating efficiencies across the organization.”

Financial Overview

For the quarter, net sales were $880.1 million, up 12 percent compared to $785.6 million last year, including favorable changes in currency exchange rates of 3 percentage points. On a regional basis, first quarter gross sales increased 12 percent in the U.S. and increased 12 percent in international markets, including favorable changes in currency exchange rates of 7 percentage points. Operating income for the quarter was $45.2 million, compared to prior year’s operating loss for the quarter of $55.2 million.

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MATTEL REPORTS FIRST QUARTER 2010 RESULTS/PAGE 2 2 2

The company’s debt-to-total-capital ratio was 22.4 percent. Consistent with the seasonality of the business, during the quarter the company’s cash and equivalents declined by approximately $245 million, compared with a decline of approximately $213 million in last year’s first quarter.

Sales by Business Unit

Mattel Girls and Boys Brands

For the first quarter, worldwide gross sales for the Mattel Girls & Boys Brands business unit were $573.1 million, up 14 percent versus a year ago. Worldwide gross sales for the Barbie® brand were up 5 percent. Worldwide gross sales for Other Girls Brands were up 21 percent, driven by the Disney PrincessTM doll line. Worldwide gross sales for the Wheels category, which includes the Hot Wheels®, Matchbox® and Tyco R/C® brands, were up 3 percent. Worldwide gross sales for the Entertainment business, which includes Radica® and Games and Puzzles, were up 35 percent for the quarter, primarily driven by growth in the World Wrestling Entertainment and Toy Story® properties, as well as core games.

Fisher-Price Brands

First quarter worldwide gross sales for the Fisher-Price Brands business unit, which includes the Fisher-Price® Core, Fisher-Price® Friends and Power Wheels® brands, were $316.2 million, or up 11 percent versus the prior year, primarily driven by sales of products supporting the evergreen entertainment property, Thomas and Friends®, added to the portfolio in 2010, and growth in Fisher-Price® Core.

American Girl Brands

First quarter gross sales for the American Girl Brands business unit, which offers American Girl® branded products directly to consumers, were $70.2 million, up 6 percent versus last year, primarily driven by strong sales of LanieTM, the 2010 Girl of the Year.

Live Webcast

Mattel will webcast its 2010 first quarter financial results conference call at 8:30 a.m. Eastern time (5:30 a.m. Pacific time) today. The conference call will be webcast on the “Investors & Media” section of the company’s corporate Web site, www.mattel.com. To listen to the live call, log on to the Web site at least 15 minutes early to register, download and install any necessary audio software. An archive of the webcast will be available on the company’s Web site for 90 days and may be accessed beginning two hours after the completion of the live call.

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MATTEL REPORTS FIRST QUARTER 2010 RESULTS/PAGE 3 3 3

A telephonic replay of the call will be available beginning at 11:30 a.m. Eastern time the morning of the call, until midnight Eastern time on April 20th and may be accessed by dialing + 1 (706) 645-9291. The passcode is 61632801.

Information required by Securities and Exchange Commission Regulation G, regarding non-GAAP financial measures, as well as other financial and statistical information, will be available at the time of the webcast on the “Investors & Media” section of http://corporate.mattel.com/, under the sub-headings “Financial Information” – “Earnings Releases.”

About Mattel

Mattel, Inc., (NASDAQ: MAT, www.mattel.com) is the worldwide leader in the design, manufacture and marketing of toys and family products. The Mattel family is comprised of such best-selling brands as Barbie®, the most popular fashion doll ever introduced, Hot Wheels®, Matchbox®, American Girl®, Radica® and Tyco R/C®, as well as Fisher-Price® brands, including Little People®, Power Wheels® and a wide array of entertainment-inspired toy lines. In 2010, Mattel is named as one of FORTUNE Magazine’s “100 Best Companies to Work For” for the third year in a row, and was ranked among Corporate Responsibility Magazine’s “100 Best Corporate Citizens.” Mattel also is recognized among the “World’s Most Ethical Companies.” With worldwide headquarters in El Segundo, Calif., Mattel employs approximately 27,000 people in 43 countries and territories and sells products in more than 150 nations.

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MAT-FIN

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT I

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	For the Three Months Ended March 31,
	2010		2009		Yr/Yr % Change
(In millions, except per share and percentage information)	$ Amt	% Net Sales	$ Amt	% Net Sales
Net Sales	$880.1		$785.6		12%
Cost of sales	448.2	50.9%	439.7	56.0%	2%

Gross Profit	431.9	49.1%	345.9	44.0%	25%
Advertising and promotion expenses	94.2	10.7%	84.1	10.7%	12%
Other selling and administrative expenses	292.5	33.2%	317.0	40.4%	-8%

Operating Income (Loss)	45.2	5.1%	(55.2)	-7.0%
Interest expense	13.6	1.5%	15.9	2.0%	-14%
Interest (income)	(2.5)	-0.3%	(3.5)	-0.4%	-29%
Other non-operating expense (income), net	0.8		(2.1)

Income (Loss) Before Income Taxes	33.3	3.8%	(65.5)	-8.3%
Provision (benefit) for income taxes	8.5		(14.5)

Net Income (Loss)	$24.8	2.8%	$(51.0)	-6.5%

EPS—Basic	$0.07		$(0.14)

Average Number of Common Shares	363.2		358.9

EPS—Diluted	$0.07		$(0.14)

Average Number of Common and Potential Common Shares	366.1		358.9

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT II

WORLDWIDE GROSS SALES INFORMATION (Unaudited)

	Three Months Ended March 31,
(In millions, except percentage information)	2010		2009
Worldwide Gross Sales:
Mattel Girls & Boys Brands	$573.1		$504.0
% Change		14%		-15%
Pos./(Neg.) Impact of Currency (in % pts)		4		-9

Fisher-Price Brands	316.2		283.7
% Change		11%		-17%
Pos./(Neg.) Impact of Currency (in % pts)		2		-5

American Girl Brands	70.2		66.4
% Change		6%		-4%
Other	0.8		3.0

Gross Sales	$960.3		$857.1

% Change		12%		-15%
Pos./(Neg.) Impact of Currency (in % pts)		3		-7

Reconciliation of GAAP to Non-GAAP Financial Measure:
Gross Sales	$960.3		$857.1
Sales Adjustments	(80.2)		(71.5)

Net Sales	$880.1		$785.6

% Change		12%		-15%
Pos./(Neg.) Impact of Currency (in % pts)		3		-7

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

CONDENSED CONSOLIDATED BALANCE SHEETS

	At March 31,
(In millions)	2010	2009	At Dec. 31, 2009
	(Unaudited)
Assets
Cash and equivalents	$871.9	$404.9	$1,117.0
Accounts receivable, net	661.9	565.3	749.3
Inventories	429.6	487.9	355.7
Prepaid expenses and other current assets	337.9	375.5	332.6

Total current assets	2,301.3	1,833.6	2,554.6
Property, plant and equipment, net	492.2	516.4	504.8
Other noncurrent assets	1,709.7	1,755.9	1,721.2

Total Assets	$4,503.2	$4,105.9	$4,780.6

Liabilities and Stockholders' Equity
Short-term borrowings	$—	$—	$2.0
Current portion of long-term debt	50.0	150.0	50.0
Accounts payable and accrued liabilities	658.6	600.2	968.5
Income taxes payable	14.7	20.8	40.4

Total current liabilities	723.3	771.0	1,060.9
Long-term debt	700.0	750.0	700.0
Other noncurrent liabilities	484.3	538.9	488.7
Stockholders' equity	2,595.6	2,046.0	2,531.0

Total Liabilities and Stockholders' Equity	$4,503.2	$4,105.9	$4,780.6

SUPPLEMENTAL BALANCE SHEET AND CASH FLOW DATA (Unaudited)

	At March 31,
(In millions, except days and percentage information)	2010	2009

Key Balance Sheet Data:
Accounts Receivable, Net
Days of Sales Outstanding (DSO)	68	65
Total Debt Outstanding	$750.0	$900.0
Total Debt-to-Total-Capital Ratio	22.4%	30.5%

	Three Months Ended March 31,
(In millions)	2010 (a)	2009

Condensed Cash Flow Data:
Cash Flows (Used For) Operating Activities	$(245)	$(215)
Cash Flows (Used For) From Investing Activities	(35)	23
Cash Flows From (Used For) Financing Activities and Other	35	(21)

Decrease in Cash and Equivalents	$(245)	$(213)

(a)	Amounts shown are preliminary estimates. Actual amounts will be reported in Mattel's Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

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